                                                                      EXHIBIT 12

                  OUTBOARD MARINE CORPORATION AND SUBSIDIARIES

            COMPUTATION OF RATIO OF EARNINGS (LOSS) TO FIXED CHARGES

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
                                                   Three Months
                                                     Ended
                                                   December 31                  Years ended September 30
                                               -------------------    ------------------------------------------------
                                                    Post-Merger Company                    Pre-Merger Company
                                               ------------------------------     ------------------------------------
                                                 1998       1997       1998        1997       1996      1995     1994
                                               --------    -------    -------     -------    -------    -----    -----

          (In millions except ratios)

Earnings (loss):
  Earnings (loss) before provision for income
     taxes...................................   $(47.1)    $(16.3)    $(147.1)     $(76.3)    $(10.4)    $60.8    $53.4
  Interest expense...........................      6.8        7.7        30.1        16.2       12.3      23.1     15.1
  Interest portion of rent expense...........      0.3        0.3         1.2         1.1        1.2       1.3      1.3
                                                ------     ------     -------      ------     ------     -----    -----
     Earnings (loss).........................   $(40.0)    $ (8.3)    $(115.8)     $(59.0)    $  3.1     $85.2    $69.8
                                                ======     ======     =======      ======     ======     =====    =====
Fixed Charges:
  Interest expense...........................      6.8        7.7        30.1        16.2       12.3      23.1     15.1

  Interest portion of rent expense...........      0.3        0.3         1.2         1.1        1.2       1.3      1.3
                                                ------     ------     -------      ------     ------     -----    -----
     Fixed Charges...........................   $  7.1     $  8.0     $  31.3      $ 17.3     $ 13.5     $24.4    $16.4
                                                ======     ======     =======      ======     ======     =====    =====
Ratio of earnings to fixed charges...........                                                              3.5      4.3
                                                                                                         =====    =====
Excess of fixed charges over earnings........   $ 47.1     $ 16.3     $ 147.1      $ 76.3     $ 10.4
                                                ======     ======     =======      ======     ======
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